                                                                     EXHIBIT 4.4

                               ESCROW AGREEMENT

          This ESCROW AGREEMENT (this "Agreement"), dated as of December 1,
                                       ---------
1999, by and among STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as escrow agent and securities intermediary (in such capacities, "Escrow Agent"), STATE STREET BANK AND TRUST COMPANY OF
                  ------------
CALIFORNIA, N.A., as Trustee (in such capacity, "Trustee") under the Indenture
                                                 -------
(as defined herein), and EQUINIX, INC., a Delaware corporation ("Company").
                                                                 -------

                               R E C I T A L S :

          A. Pursuant to the Indenture, dated as of December 1, 1999 (the "Indenture"), by and between the Company and Trustee, the Company is issuing
 ---------
$200,000,000 principal amount of its 13% Senior Notes due 2007 (the "Securities") as part of the offering of 200,000 units (the "Units") consisting
 ----------                                                  -----
of the Securities and warrants to purchase 2,251,000 shares of Common Stock, par value $.001 per share, of the Company.

          B. As security for its obligations under the Securities and the Indenture, the Company hereby grants to Trustee, for the benefit of the holders of the Securities, a Lien upon the Escrow Account (as defined herein) on the terms and conditions set forth herein.

          C. The parties have entered into this Agreement in order to set forth their security agreement with respect to the Lien described above and the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and released from such Lien.

                              A G R E E M E N T :
                              - - - - - - - - -

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Defined Terms.  All terms used but not defined herein shall have
              -------------
the respective meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

          "Affiliate" of any specified person means any other Person which,
           ---------
directly or indirectly, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Escrow Agreement, as amended from time to time.
           ---------

          "Applied" means that disbursed funds have been applied (i) to the
           -------
payment of interest on the Securities, (ii) pursuant to Section 3(c), or (iii) pursuant to Section 6(b)(iii) hereof.

          "Available Funds" means, at any date, (A) the sum of (i) the Pledged
           ---------------
Securities and any funds and (ii) interest earned or dividends paid on the Pledged Securities and any funds, less (B) the aggregate disbursements made
                                  ----
prior to such date pursuant to this Agreement.

          "Beneficiaries" see Section 2(b).
           -------------

          "Book-Entry Securities" means Securities maintained in the form of
           ---------------------
entries (including, without limitation, the Securities Entitlements in such Securities) in the commercial book-entry system of the Federal Reserve Bank of Boston.

          "Business Day" means any day that is not a Saturday, a Sunday or a day
           ------------
on which banking institutions in California, Boston or Los Angeles are required by law, regulation or executive order to remain closed.

          "Company" see the introductory paragraph hereto.
           -------

          "Company Funds" see Section 3(c).
           -------------

          "Entitlement Holder" means an "Entitlement Holder" as defined (i) in
           ------------------
Section 8 102(a)(7) of the Revised UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. (S) 357.2.

          "Escrow Account" means the escrow account established pursuant to
           --------------
Section 2.

          "Escrow Account Statement" see Section 2(f).
           ------------------------

          "Escrow Agent" see the introductory paragraph hereto.
           ------------

          "Escrow Collateral" see Section 6(a).
           -----------------

          "Escrow Funds" see Section 6(c).
           ------------

          "Fed Member Securities Account" means, in respect of any Person, an
           -----------------------------
account in the name of such Person in the commercial book-entry system of the Federal Reserve Bank of Boston.

          "Federal Book-Entry Regulations" means (i) the federal regulations
           ------------------------------
contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES) governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions")) of 31 C.F.R. Part 357, 31 C.F.R.
                      ---------------------
(S) 357.10 through (S) 357.41 and (S) 357.41 through (S) 357.44, including related defined terms in 31 C.F.R. (S) 357.27; and (ii) to the extent substantially identical to the Federal Book-Entry Regulations referred to in clause (i) above, the federal regulations governing other Book-Entry Securities.

          "Financial Asset" has the meaning set forth in Section 8-102(a) of the
           ---------------
Revised UCC.

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America for the payment of which obligations the full faith and credit of the United States is pledged.

          "Indenture" see the recitals hereto.
           ---------

          "Initial Escrow Amount" shall mean $37,011,520.
           ---------------------

          "Interest Payment Date" means June 1 and December 1 of each year,
           ---------------------
commencing on June 1, 2000 until the Securities are paid in full.

          "Payment Notice and Disbursement Request" means a notice sent by the
           ---------------------------------------
Company to Escrow Agent requesting a disbursement of funds from the Escrow Account, in substantially the form of Exhibit A hereto. Each Payment Notice and
                                      ---------
Disbursement Request shall be signed by an officer of the Company.

          "Pledged Securities" means the Government Securities, as more fully
           ------------------
described on Schedule I attached hereto, purchased by the Company (or by Salomon Smith Barney Inc. at the direction of the Company), deposited with the Escrow Agent with a portion of the net proceeds from the offering of the Units and deposited into the Escrow Account.

          "Revised UCC" means the Uniform Commercial Code as in effect in the
           -----------
State of California.

          "Secured Obligations" see Section 6(a).
           -------------------

          "Securities" see the recitals hereto.
           ----------

          "Securities Intermediary" has the meaning specified (i) in Section 8
           -----------------------
102(a)(14) of the Revised UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. (S) 357.2.

          "Securities Intermediary's Jurisdiction" has the meaning specified (i)
           --------------------------------------
in Section 8 110(e) of the Revised UCC and (ii) with respect to Book-Entry Securities in, 31 C.F.R. (S) 357.11(b).

          "Securities Account" has the meaning set forth in Revised UCC Section
           ------------------
8 501(a).

          "Security Control" means "Control" as defined in Section 9115(e) of
           ----------------
the Revised UCC.

          "Security Entitlement" has the meaning specified in (i) Sections 8
           --------------------
102(a)(17) of the Revised UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, 31 C.F.R. (S) 357.2.

          "Trustee" see the introductory paragraph hereto.
           -------

          2.  Escrow Account; Escrow Agent
              ----------------------------

              (a) Appointment of Escrow Agent. The Company and Trustee hereby
                  ---------------------------
appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

              (b) Establishment of Escrow Account.
                  -------------------------------

                  (i) On the Issue Date, Escrow Agent shall establish an escrow account in the name of the Trustee entitled the "Escrow Account by Equinix, Inc. to State Street Bank and Trust Company of California, N.A., Trustee" (the "Escrow Account") at its corporate trust office located at 633 West 5th Street,
 --------------
12th Floor, Los Angeles, CA 90071. The Escrow Account shall be maintained by Escrow Agent as a Securities Account. All funds, including the Initial Escrow Amount and the Pledged Securities shall be held by the Escrow Agent for the exclusive benefit of Trustee, any predecessor Trustee under the Indenture and holders of the Securities, as secured parties hereunder (collectively, the "Beneficiaries") and shall be treated as Financial Assets. The Trustee will be
 -------------
entitled to all rights and remedies to which a Person in control of Financial Assets is entitled pursuant to Chapter 5 of Article 8 and Article 9 of the Revised UCC. All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. Without limiting the foregoing, if at any time Escrow Agent shall receive an "entitlement order" (as such term is defined in Section 8 102(a)(8) of the Revised UCC) issued by Trustee and relating to the Escrow Account, Escrow Agent shall comply with such entitlement order without further consent of the Company or any other Person and will accept "entitlement orders" from no other party. The Trustee has and will have exclusive (and no other Person has or will have any) Security Control over the Escrow Account and all assets, properties and items from time to time deposited or credited thereto.

                  (ii) On the Issue Date, the Company shall purchase, or cause the purchase of, the Pledged Securities with all of the Initial Escrow Amount, and deliver, or cause the delivery of, the Pledged Securities to Escrow Agent for deposit into the Escrow Account against Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount. The Pledged Securities shall be held by Escrow Agent and deposited into the Escrow Account for the exclusive benefit of the Beneficiaries. All payments of interest and principal on the Pledged Securities shall be deposited into the Escrow Account to be paid or disbursed in accordance with the terms hereof.

                  (c)  Escrow Agent Compensation. The Company shall pay to
                       -------------------------
Escrow Agent such compensation for services to be performed by it under this Agreement as the Company and Escrow Agent may agree in writing from time to time. Escrow Agent shall be paid any compensation owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts nor shall Escrow Agent have any interest in the Escrow Account with respect to such amounts.

          The Company shall reimburse Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. Escrow Agent shall be paid any such expenses owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts nor shall Escrow Agent have any interest in the Escrow Account with respect to such amounts.

          (d)  Investment of Funds in Escrow Account.  Any funds on deposit in
               -------------------------------------
the Escrow Account which are not invested may be reinvested, at the Company's option, only upon the following terms and conditions:

               (i)  Acceptable Investments.  All funds deposited or held in the
                    ----------------------
Escrow Account at any time shall be invested by Escrow Agent in Government Securities in accordance with the Company's written instructions from time to time to Escrow Agent; provided, however, that (1) the Company shall only
                      --------  -------
designate investment of funds in Government Securities maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Escrow Account, provide for the payment of interest on the outstanding Securities on each Interest Payment Date beginning on and including June 1, 2000 and through and including the Interest Payment Date on June 1, 2001, and, and the Company shall designate, and hereby designates, that all cash which may from time to time be placed or deposited in or credited, transferred or delivered to such Escrow Account, be invested as promptly as and to the fullest extent practicable in Government Securities and (2) any such written instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding clause (1) of this proviso, shall contain the certification referred to in Section 2(d)(ii), if required, and shall be executed by an Officer of the Company. Escrow Agent shall have no responsibility for determining whether funds held in the Escrow Account shall have been invested in such a manner so as to comply with the requirements of this clause (i). All Government Securities shall be assigned to and held in the possession of, or, in the case of Government Securities maintained in book entry form with the Federal Reserve Bank (i.e., TRADES), transferred to a book entry account in the name of Escrow Agent for the benefit of the Beneficiaries, with such guarantees as are customary, except that Government Securities maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of Escrow Agent at the Federal Reserve Bank that includes only Government Securities held by Escrow Agent for its customers and segregated by separate recordation in the books and records of Escrow Agent. Escrow Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such written instructions. In the absence of instructions from the Company that meet the requirements of this Section 2(d)(i), Escrow Agent shall have no obligation to invest funds held in the Escrow Account.

               (ii) Security Interest in Investments. No investment of funds in
                    --------------------------------
the Escrow Account shall be made unless the Company has certified to Escrow Agent and Trustee that, upon such investment, Trustee will have a first priority perfected security interest in the applicable investment. If a certificate as to a class of investments has been provided to Escrow Agent, a certificate need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy Escrow Agent may conclusively assume. On the date of this Agreement, and on each anniversary thereof, until the date upon which the balance of the Available Funds shall have been reduced to zero, each of Trustee and Escrow Agent shall receive an Opinion of Counsel to the Company, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the United States Trust Indenture Act of 1939, as amended and shall comply with Section 11.01(d) of the Indenture.

               (iii)  Interest and Dividends. All interest earned and dividends
                      ----------------------
paid on the Pledged Securities or any funds invested in Government Securities shall be deposited in the Escrow Account as additional Escrow Collateral for the exclusive benefit of the Beneficiaries and, if not required to be disbursed in accordance with the terms hereof, subject to subsections 6(b)(iii), 6(e) and 6(f), shall be reinvested in accordance with the terms hereof at the Company's written instruction unless a Default or Event of Default has occurred or Trustee has notified Escrow Agent that it should only take direction from Trustee or should no longer take direction from the Company. For tax reporting purposes, all interest earned and dividends received shall be allocable to the Company.

               (iv)   Limitation on Escrow Agent's Responsibilities. Escrow
                      ---------------------------------------------
Agent's sole responsibilities under this Section 2 shall be (A) to retain possession of funds and to be the registered or designated owner of the Pledged Securities, (B) to follow the Company's written instructions given in accordance with Section 2(d)(i), and (C) to invest and reinvest funds pursuant to this
Section 2(d). In connection with clause (A) above, Escrow Agent will maintain continuous possession in the jurisdiction of its principal place of business of funds included in the Escrow Collateral and will cause the Pledged Securities to be registered in the book-entry system of, and transferred to an account of Escrow Agent or a sub-agent of Escrow Agent at, any Federal Reserve Bank. Except as provided in Section 6, Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the security interest in the Escrow Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. The provisions of this
Section 2(d)(iv) shall be without prejudice to the Escrow Agent's obligations as Securities Intermediary under this Agreement.

          (e)  Substitution of Escrow Agent.  Escrow Agent may resign by giving
               ----------------------------
no less than 25 days' prior written notice to the Company and Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and the Pledged Securities maintained by Escrow Agent hereunder and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such funds, the Pledged Securities or this Agreement to a successor escrow agent mutually approved by the Company and Trustee (which approvals shall not be unreasonably withheld or delayed) and the taking of such other steps as may be necessary to give the successor escrow agent a first priority security interest in the Pledged Securities and (ii) the Company, Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Company, holders of the Securities and Trustee than this Agreement; and Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Company, Escrow Agent may at the sole cost of the Company apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

          (f)  Escrow Account Statement. At least 30 days prior to each Interest
               ------------------------
Payment Date, Escrow Agent shall deliver to the Company and Trustee a statement setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds are invested ("Escrow Account
                                                                 --------------
Statement").  The parties hereto irrevocably instruct Escrow Agent that on the
---------
first date upon which the balance in the Escrow Account is reduced to zero, Escrow Agent shall deliver to the Company and to Trustee a notice that the balance in the Escrow Account has been reduced to zero.

     3.   Disbursements.
          -------------

          (a)  Payment Notice and Disbursement Request; Disbursements.  At least
               ------------------------------------------------------
five Business Days prior to an Interest Payment Date, the Company may submit to Escrow Agent, with a copy to Trustee, a completed Payment Notice and Disbursement Request.

     Escrow Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(b). Provided such Payment Notice and Disbursement Request is not rejected by it as a result of the nonsatisfaction of the conditions set forth in Section 3(b), Escrow Agent, as soon as reasonably practicable on the Interest Payment Date, but in no event later than 12:00 Noon (New York City time) on the Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of Trustee for the benefit of the Beneficiaries or the Company in accordance with Section 3(c), as applicable. Escrow Agent shall notify the Company and Trustee as soon as reasonably possible (but not later than two (2) Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(b)(I), the Company shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

          (b)  Conditions Precedent to Disbursement.  Escrow Agent's payment of
               ------------------------------------
any disbursement shall be made only if: (I) the Company shall have submitted, in accordance with the provisions of Section 3(a), a completed Payment Notice and Disbursement Request to Escrow Agent with blanks appropriately filled in, and (II) Escrow Agent shall not have received any notice from Trustee that as a result of an Event of Default the indebtedness represented by the Securities has been accelerated and has become due and payable in accordance with the terms of the Indenture (in which event Escrow Agent shall apply all Available Funds as required by Section 6(b)(iii)).

          (c)  Company Payments.  If the Company makes any interest payment or
               ----------------
portion of an interest payment on the Securities from a source of funds other than the Escrow Account ("Company Funds"), the Company may, after payment in
                          -------------
full of such interest payment, direct Escrow Agent to release to the Company or at the direction of the Company an amount of funds from the Escrow Account less than or equal to the amount of the Company Funds so expended. Upon receipt of a request from the Company (including the certificate described in the following sentence and with a copy to the Trustee), Escrow Agent will pay over to the Company the requested amount. Concurrently with any release of funds to the Company pursuant to this Section 3(c), the Company will deliver to Escrow Agent a certificate signed by an authorized signatory of the Company referencing this Section 3(c) and stating that such release is permitted by this Section 3(c) and has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

          (d) If at any time the principal of and interest on the Escrow Collateral exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Company and delivered to Escrow Agent and Trustee, to provide for payment in full of the interest on outstanding Securities on each Interest Payment Date beginning on and including June 1, 2000, and through and including the Interest Payment Date on June 1, 2001 (or, in the event one or more interest payments have been made thereon, an amount sufficient to provide for the payment in full of any and all interest payments on the Securities then remaining, up to and including the sixth scheduled interest payment), the Company may direct Escrow Agent and Trustee to release any such overfunded amount to the Company or to such other party as the Company may direct. Upon receipt of written instructions executed by the Company in the form of an Officers' Certificate, Trustee shall pay, or shall cause the payment, over to the Company or the Company's designee, as the case may be, any such overfunded amount.

          4.   Escrow Agent.
               ------------

               (a)  Limitation of Escrow Agent's Liability; Responsibilities of
                    -----------------------------------------------------------
Escrow Agent. Escrow Agent's responsibility and liability under this Agreement
------------
shall be limited as follows: (i) Escrow Agent does not represent, warrant or guaranty to the holders of the Securities from time to time the performance of the Company; (ii) Escrow Agent shall have no responsibility to the Company or the holders of the Securities or Trustee from time to time as a consequence of performance or non-performance by Escrow Agent hereunder, except for any gross negligence or willful misconduct of Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and
(iv) Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above. In no event shall Escrow Agent be liable (A) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, (B) for any consequential, punitive or special damages, (C) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (D) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit.

          No implied covenants or obligations shall be inferred from this Agreement against Escrow Agent, nor shall Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or the Pledged Securities, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

          Escrow Agent shall be entitled to rely upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          At any time Escrow Agent may request in writing an instruction in writing from the Company (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that Escrow Agent shall state in such request that it
--------  -------
believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after the Company receives Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, Escrow Agent has not received the written instructions requested from the Company.

          At the expense of the Company, Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 4(a)) shall not be liable for any action taken or omitted in good faith in accordance with such advice.

          Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to any funds securities or other property deposited hereunder.

          In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, reasonably satisfactory to Escrow Agent, or Escrow Agent shall have received security or an indemnity satisfactory to Escrow Agent sufficient to save Escrow Agent harmless from and against all loss, liability or expense which Escrow Agent may incur by reason of its acting. Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as Escrow Agent may deem necessary. The reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Company.

          No provision of this Agreement shall require Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

          Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

          5.   Indemnity.
               ---------

          The Company shall indemnify, hold harmless and defend Trustee and Escrow Agent and their respective directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from Trustee's or Escrow Agent's performance or non-performance, or in connection with Escrow Agent's acceptance of appointment as Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is attributable to the gross negligence or willful misconduct of any of the foregoing persons. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons to be indemnified hereunder. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of Escrow Agent.

          6.   Grant of Security Interest; Instructions to Escrow Agent.
               --------------------------------------------------------

               (a) The Company hereby irrevocably grants a first priority security interest in and Lien on, and pledges, assigns, transfers and sets over to Trustee for the ratable benefit of the Beneficiaries, all of the Company's right, title and interest in the Escrow Account, and all Financial Assets, property or other assets now or hereafter placed or deposited in or credited to, or delivered to Escrow Agent for placement or deposit in or credit to, the Escrow Account (whether consisting of certificated securities, uncertificated securities, accounts, chattel paper, documents, Financial Assets, Security Entitlements, general intangibles, instruments, deposit accounts, bank accounts, securities accounts or other collateral accounts, money, proceeds or other items comprising such property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, or other investment property), including, without limitation, the Pledged Securities and all funds held therein by (or otherwise maintained in the name of) Escrow Agent pursuant to Section 2, and all proceeds thereof (including, without limitation, all interest, dividends or other earnings, income, collections and distributions from or in respect of, or from or in respect of investments or reinvestments of the Escrow Collateral), whether now existing or hereafter arising or acquired, as well as all rights of the Company under this Agreement (collectively, the "Escrow Collateral"), in order to secure all obligations and indebtedness of the
 -----------------
Company under the Indenture, the

Securities and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture or the Securities to the Holders of the Securities or to Trustee or any predecessor Trustee (the "Secured
                                                                 -------
Obligations"). Escrow Agent hereby acknowledges Trustee's security interest and
-----------
Lien as set forth above. The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Escrow Collateral in favor of Trustee in order to secure all the Secured Obligations.

          (b) The Company and Trustee hereby irrevocably instruct Escrow Agent to, and Escrow Agent shall:

               (i) (A) maintain the Escrow Account for the sole dominion and control of the Trustee in the name of and on behalf of the Beneficiaries over the Pledged Securities and funds in the Escrow Account for the benefit of Trustee to the extent specifically required herein, (B) maintain, or cause its agent within the State of California to maintain, possession of all Government Securities pledged hereunder that are physically possessed by Escrow Agent in order for Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of California, (C) maintain the Escrow Collateral free and clear of all Liens, security interests, safekeeping or other charges, demands and claims against Escrow Agent of any nature now or hereafter existing in favor of anyone other than Trustee, (D) be and remain a Securities Intermediary and act as such with respect to the Escrow Account, the Escrow Collateral and the Trustee, which is the Entitlement Holder and has (and which the Escrow Agent shall treat as the Person with) sole dominion and control (including, without limitation, Security Control) over the Escrow Account and the Escrow Collateral, (E) maintain and continue to maintain, on behalf of its customers, (I) at least one customer Securities Account with (or at least one Securities Intermediary that maintains, on behalf of its customers, customer Securities Accounts with) the Depository Trust Company and (II) a Securities Account with at least one Person that is and will be eligible to have, and in fact has and will continue to have, a Fed Member Securities Account for its customers, (F) as Securities Intermediary, credit to the Escrow Account any and all assets and properties required to be transferred, placed, delivered or created therein or thereto, and (G) maintain the Escrow Account and the Escrow Collateral in the State of California;

               (ii) promptly notify Trustee and the Company if Escrow Agent receives written notice that any Person other than Escrow Agent has a Lien or upon any portion of the Escrow Collateral; and

               (iii) in addition to disbursing amounts held in escrow pursuant to any Payment Notice and Disbursement Request given to it pursuant to
Section 3, upon receipt of written notice from Trustee of the acceleration of the maturity of the Securities in accordance with the Indenture, and direction from Trustee to disburse all Available Funds to Trustee, as promptly as practicable, disburse all funds held in the Escrow Account to Trustee and transfer title to all Government Securities held by Escrow Agent hereunder to Trustee and notify the Company of such disbursement. In addition, upon an Event of Default and for so long as such Event of Default continues, Trustee may, and Escrow Agent shall on behalf of Trustee when instructed by Trustee, exercise in respect of the Escrow Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Revised UCC or other applicable law, and Trustee may, and Escrow Agent shall on behalf of Trustee when instructed by Trustee, also upon obtaining possession of the Escrow Collateral as set forth herein, without notice to the Company except as specified below, sell the Escrow Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. Trustee shall not be obligated to make any sale regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any time during which this Agreement shall not have been terminated in accordance with its terms, any Beneficiary or any of their respective affiliates may be the purchaser of any or all of the Escrow Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Escrow Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Escrow Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Escrow Agent shall not be obligated to make any sale of Escrow Collateral regardless of notice of sale having been given. Escrow Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives, to the fullest extent permitted by law, any claims against Escrow Agent arising by reason of the fact that the price at which any Escrow Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Escrow Agent accepts the first offer received and does not offer such Escrow Collateral to more than one offeree.

          The Lien provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and Trustee and Escrow Agent shall have no security interest in, any funds disbursed by Escrow Agent whether for payment of interest or to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Notwithstanding any other provision contained in this Agreement, Escrow Agent shall act solely as Trustee's agent in connection with its duties under this Section 6 or any other duties herein relating to the Escrow Account or the Pledged Securities or any funds held thereunder. Escrow Agent shall not have any right to receive compensation from Trustee and shall have no authority to obligate Trustee or to compromise or pledge its security interest hereunder. Accordingly, Escrow Agent is hereby directed to cooperate with Trustee in the exercise of its rights in the Escrow Collateral provided for herein.

          (c) Any money collected by Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Article 11 of the Indenture. Any surplus of such cash or cash proceeds held by Trustee and remaining after payment in full of all the obligations under the Indenture

(the "Escrow Funds") shall be paid over to the Company upon the Company request
      ------------
or as a court of competent jurisdiction may direct.

          (d) The Company hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Escrow Agent's taking possession or Escrow Agent's disposition of any of the Escrow Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Company would otherwise have under law, and the Company hereby further waives, to the full extent permitted by applicable law: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Escrow Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. To the fullest extent permitted by law, any sale of, or the grant of options to purchase, or any other realization upon, any Escrow Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Escrow Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Company.

          (e) Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to any sale, transfer or other disposition of any or all of the Escrow Collateral pursuant hereto and after the application of the proceeds hereunder, any Secured Obligations remain unpaid or unsatisfied, the Company shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations for which the Company is otherwise liable pursuant to the Indenture or otherwise.

          (f) The Company will execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, deliver any instruments to Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of Trustee's Lien in and to the Escrow Collateral, to protect the Escrow Collateral against the rights, claims, or interests of third Persons or to effect the purposes of this Agreement. The Company also hereby authorizes Trustee to file any financing or continuation statements with respect to the Escrow Collateral without the signature of the Company (to the extent permitted by applicable law). The Company will pay all reasonable costs incurred in connection with any of the foregoing. It is understood that Trustee has no duty to determine whether to file or record any document or instrument relating to Escrow Collateral.

          (g) The Company hereby appoints Trustee as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereto to do, and Trustee may, but shall not be obligated to, exercise such rights as the Company might exercise with respect to the Escrow Collateral and take any action in the Company's name to protect Trustee's security interest hereunder.

          7.   Termination.  This Agreement and the security interest in the
               -----------
Escrow Collateral evidenced by this Agreement and the Power of Attorney described in Section 10 shall terminate automatically and be of no further force or effect upon the payment in full in cash of all interest (including any Additional Amounts) due through the Interest Payment Date occurring on June 1, 2001 and the Escrow Collateral shall promptly be paid over and transferred to the Company; provided, however, that the obligations of
                                     --------  -------
the Company under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation of Escrow Agent. At such time, Escrow Agent shall, pursuant to a certificate of an officer of the Company, reassign and redeliver to the Company all of the Escrow Collateral hereunder that has not been sold, disposed of, retained or applied by Escrow Agent in accordance with the terms of this Agreement and the Indenture. Such reassignment and delivery shall be without warranty by or recourse to Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrow Collateral created by or arising through Escrow Agent, and shall be at the sole expense of the Company.

          8.   Representations and Warranties.
               ------------------------------

          The Company hereby represents and warrants to the Escrow Agent and the Trustee that:

               (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificates of Incorporation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement.

               (b) The Company is the beneficial owner of the Escrow Collateral, free and clear of any Lien or claims of any Person (except for the Lien granted under this Agreement). No financing statement covering the Escrow Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Agreement.

               (c) This Agreement has been duly executed and delivered by the Company and assuming the due authorization and valid execution and delivery of this Agreement by Trustee and Escrow Agent and enforceability of this Agreement against Escrow Agent and Trustee in accordance with its terms, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) general principles of equity and commercial reasonableness, (iii) with respect to the exculpation provisions and rights to indemnification hereunder, U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Sections 15(j) and 15(o).

               (d) Upon the delivery to Escrow Agent of the certificates or instruments, if any, representing the Escrow Collateral and the filing of financing statements, if any, required by the Revised UCC, and the transfer and pledge to Escrow Agent of the Escrow Collateral, the acquisition by Escrow Agent of a Security Entitlement thereto in accordance with Section 6 and continuous possession of the Escrow Collateral by the Escrow Agent, the pledge of the Escrow Collateral pursuant to this Agreement creates a valid and perfected first priority Lien in and to the Escrow Collateral, securing the payment of the Secured Obligations for the benefit of the Beneficiaries, enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Escrow Collateral from the Company other than as permitted by the Indenture.

          (e) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Company of the Escrow Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company (except for any filings necessary to perfect Liens on the Escrow Collateral) or (ii) for the exercise by Trustee of the rights provided for in this Agreement or the remedies in respect of the Escrow Collateral pursuant to this Agreement, except, in each case, as may be required in connection with such disposition by laws affecting the offering and sale of securities.

          (f) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Agreement or any of the transactions contemplated hereby.

          (g) The pledge of the Escrow Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

          (h) The scheduled payments of principal and interest on the Pledged Securities will be sufficient to provide for the payment in full of the interest due on the Securities on the first three scheduled Interest Payment Dates commencing June 1, 2000 and ending June 1, 2001.

          9.   Covenants.
               ---------

          The Company covenants and agrees with the Beneficiaries from and after the date of this Agreement until the earlier of payment in full in cash of (A) all interest due through the Interest Payment Date occurring on June 1, 2001 or
(B) all obligations due and owing under the Indenture and the Securities in the event such obligations become due and payable prior to the payment of the first three scheduled interest payments on the Securities:

               (a) The Company agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Escrow Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Escrow Collateral (except for the Lien created pursuant to this Agreement) and at all times will be the sole beneficial owner of the Escrow Collateral.

               (b) The Company agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit Trustee's rights or remedies hereunder, including, without limitation, Trustee's right to sell or otherwise dispose of the Escrow Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Escrow Collateral.

          10.  Power of Attorney.
               -----------------

          In addition to all of the powers granted to Trustee pursuant to
Article 7 of the Indenture, the Company hereby appoints and constitutes Trustee as the Company's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Escrow Collateral; (ii) conveyance of any item of Escrow Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 6; (iv) making of any payments or taking any acts under Section 11; and
(v) paying or discharging taxes or Liens levied or placed upon the Escrow Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Trustee in its sole discretion, and such payments made by Trustee to become the obligations of the Company to Trustee, due and payable immediately upon demand. Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Escrow Collateral in the name of the Company, execute and give receipt for any certificate of ownership or any document constituting Escrow Collateral, transfer title to any item of Escrow Collateral, sign the Company's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by Trustee to preserve, protect or perfect this security interest in the Escrow Collateral and to file the same, prepare, file and sign the Company's name on any notice of Lien, to take any other actions arising from or incident to the powers granted to Trustee in this Agreement; provided that this Section
                                                    --------
10 does not create any obligation on the part of the Trustee to perform any of the acts authorized hereby. This power of attorney is coupled with an interest and is irrevocable by the Company.

          11.  Trustee May Perform.
               -------------------

          If the Company fails to perform any agreement required to be performed by it herein, Trustee may itself perform, but shall not be obligated to perform, or cause performance of, such agreement, and the reasonable expenses of Trustee incurred in connection therewith shall be payable by the Company under Section 13 hereof.

          12.  No Assumption of Duties; Reasonable Care.
               ----------------------------------------

          The rights and powers granted to Trustee hereunder are being granted in order to preserve and protect Trustee's and the Holders' of Securities Lien in and to the Escrow Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Trustee in connection therewith other than those imposed under applicable law. Except as provided by applicable law or by the Indenture, Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Escrow Collateral in its possession if the Escrow Collateral is accorded treatment substantially equal to that which Trustee accords similar property in similar situations, it being understood that Trustee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Escrow Collateral, whether or not Trustee has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Escrow Collateral; provided, however, that nothing contained in this Agreement
                   --------  -------
shall relieve Trustee of any responsibilities as a Securities Intermediary under applicable law.

          13.  Expenses.
               --------

          The Company will upon demand pay to Trustee the amount of all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by Trustee that Trustee may actually incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Escrow Collateral, (iii) the exercise or enforcement of any of the rights of the Beneficiaries hereunder, or (iv) the failure by the Company to perform or observe any of the provisions hereof.

          14.  Security Interest Absolute.
               --------------------------

          All rights of the Beneficiaries and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

               (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar event of the Company or any of its Subsidiaries;

               (d) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or the Indenture except as specifically set forth in a waiver granted pursuant to the provisions of Section 15(a) hereof;

               (e) any exchange, surrender, release or non-perfection of any Liens on any other Escrow Collateral for all or any of the Secured Obligations; or

               (f) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or of this Agreement.

          15.  Miscellaneous.
               -------------

               (a)  Waiver.  Any party hereto may specifically waive any breach
                    ------
of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

               (b)  Invalidity.  If for any reason whatsoever any one or more of
                    ----------
the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

               (c)  Assignment.  This Agreement is personal to the parties
                    ----------
hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

               (d)  Benefit.  The parties hereto and their successors and
                    -------
permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the Beneficiaries (including holders of
                 --------  -------
the Securities) and their assigns shall be entitled to the benefits hereof and to enforce this Agreement.

               (e)  Time.  Time is of the essence with respect to each
                    ----
provision of this Agreement.

               (f)  Entire Agreement; Amendments.  This Agreement and the
                    ----------------------------
Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and none of the Company, Escrow Agent, Trustee or any Holder of Securities shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Company, Escrow Agent, Trustee or any Holder of Securities to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company, Escrow Agent, Trustee or any Holder of Securities of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Company, Escrow Agent, Trustee or such Holder of Securities would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          (g)  Notices.  All notices and other communications required or
               -------
permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received, including: (a) on the day of hand delivery; (b) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; or (d) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

          To Escrow Agent:
          State Street Bank and Trust Company
           of California, N.A.
          633 West 5th Street, 12th Floor
          Los Angeles, CA 90071
          Attention:  Corporate Trust Administration (Equinix, Inc. 1999 Escrow)

          Telecopy:   (213) 362-7357
          Telephone:  (213) 362-7369
          To Trustee:
          State Street Bank and Trust Company
          of California, N.A.
          633 West 5th Street, 12th Floor
          Los Angeles, CA 90071
          Attention:  Corporate Trust Administration (Equinix, Inc. 1999 Escrow)

          Telecopy:   (213) 362-7357
          Telephone:  (213) 362-7369
          To the Company:
          Equinix, Inc.
          901 Marshall Street
          Redwood City, CA 94063
          Attention:  Chief Executive Officer

          Telecopy:   (650) 298-0427
          Telephone:  (650) 298-0400
          With a copy to:
          Gunderson Dettmer Stough Villeneuve
              Franklin & Hachigian, LLP
          155 Constitution Drive
          Menlo Park, CA 94025
          Attention:  Scott C. Dettmer

          Telecopy:   (650) 321-2800
          Telephone:  (650) 321-2400

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

          Notwithstanding the foregoing, any notice addressed to the Escrow Agent or the Trustee shall be effective only when an officer in its corporate trust administration department has received it. If any notice or other document is required to be delivered to Escrow Agent or the Trustee and any other person, the Escrow Agent or Trustee may assume that such notice or other document was received on the date on which it was received by the Escrow Agent or the Trustee, but the Escrow Agent or the Trustee need not inquire into or verify such receipt.

          (h)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (i)  Captions.  Captions in this Agreement are for convenience only
               --------
and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (j)  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
               ----------------------------------------------------------------
WAIVER OF DAMAGES.
-----------------

               (i) THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE CREATION, PERFECTION, EFFECTS OF PERFECTION AND PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED HEREIN) SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, ESCROW AGENT, TRUSTEE AND THE HOLDERS OF SECURITIES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. THE "SECURITIES INTERMEDIARY'S JURISDICTION" OF THE ESCROW AGENT IS AND WILL CONTINUE TO BE THE STATE OF CALIFORNIA.

               (ii) THE COMPANY AGREES THAT TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF SECURITIES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISIDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN

THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

               (iii) THE COMPANY, ESCROW AGENT AND TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

               (iv) THE COMPANY AGREES THAT NONE OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF SECURITIES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON ESCROW AGENT, TRUSTEE OR SUCH HOLDER OF SECURITIES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF ESCROW AGENT, TRUSTEE OR SUCH HOLDER OF SECURITIES, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

               (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF SECURITIES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE ESCROW COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE ESCROW COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF SECURITIES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE ESCROW COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF SECURITIES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY ON THE ONE HAND AND ESCROW AGENT, TRUSTEE AND/OR THE HOLDERS OF SECURITIES ON THE OTHER HAND.

          (k)  No Adverse Interpretation of Other Agreements.  This Agreement
               ---------------------------------------------
may not be used to interpret another pledge, security or debt agreement of the Company or any

Subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

               (l)  Benefits of Agreement. Nothing in this Agreement, express or
                    ---------------------
implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Securities (in accordance with the terms of the Indenture), any benefit or any legal or equitable right, remedy or claim under this Agreement.

               (m)  Interpretation of Agreement. All terms not defined herein or
                    ---------------------------
in the Indenture shall have the meaning set forth in the Revised UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               (n)  Survival of Provisions.  All representations, warranties and
                    ----------------------
covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

               (o)  Waivers. The Company waives presentment and demand for
                    -------
payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Company might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the day first above written.


                                      STATE STREET BANK AND TRUST
                                        COMPANY OF CALIFORNIA, N.A., as
                                        Escrow Agent and Securities Intermediary


                                      By: /s/ Scott C. Emmons
                                         ---------------------------------------
                                          Name:  Scott C. Emmons
                                          Title: Vice President


                                      STATE STREET BANK AND TRUST
                                        COMPANY OF CALIFORNIA, N.A., as
                                        Trustee


                                      By: /s/ Scott C. Emmons
                                         ---------------------------------------
                                          Name:  Scott C. Emmons
                                          Title: Vice President


                                      EQUINIX, INC.


                                      By: /s/ Jay S. Adelson
                                         ---------------------------------------
                                          Name:  Jay S. Adelson
                                          Title: Secretary

                                   EXHIBIT A
                                   ---------

                Form of Payment Notice and Disbursement Request

                         [Letterhead of Equinix, Inc.]

                                    [Date]

STATE STREET BANK AND TRUST
 COMPANY OF CALIFORNIA, N.A., as Escrow Agent
633 West 5th Street, 12th Floor
Los Angeles, CA 90071

Attention: Corporate Trust Administration (Equinix, Inc. 1999 Escrow)

          Re:  Disbursement Request No. ____
               [indicate whether revised]

Ladies and Gentlemen:

          We refer to the Escrow Agreement, dated as of December 1, 1999 (the "Escrow Agreement") among you (the "Escrow Agent"), State Street Bank and Trust Company of California, N.A., as Trustee, and Equinix, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

          This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

          [choose one of the following, as applicable]

          [The undersigned hereby notifies you that a scheduled interest payment in the amount of $__________ is due and payable on ____________, ____ and requests a disbursement of funds contained in the Escrow Account in such amount to Trustee.]

          [The undersigned hereby notifies you and certifies to you that the release of $________ funds in the Escrow Account to the Company (to an account designated by the Company in writing), is currently permitted to be released in accordance with Section 3(c) of the Escrow Agreement and such amount shall be so remitted to the Company.]

          [The undersigned hereby notifies you that the Escrow Agreement has been terminated in accordance with Section 7 thereof and requests that you release the Escrow Account to the Company.]

          [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Securities under the Indenture. Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account to Trustee such that the balance in the Escrow Account is reduced to zero.]

          In connection with the requested disbursement, the undersigned hereby notifies you that:

          (i) [The Securities have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

          (ii) All prior disbursements from the Escrow Account have been Applied.

          (iii)  [add wire instructions]

          Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                                        EQUINIX, INC.
                                        By: _________________________________
                                        Name:________________________________
                                        Title:_______________________________

                                                                      Schedule A
                                                                      ----------


Transaction Summary:

Trade Date:                    11/30/99
Settlement Date:                12/1/99


State Street Bank (Escrow Agent) purchased the Treasury Strips noted below on behalf of The Company as specified in the Escrow Agreement between the Escrow Agent and The Company

                       Coupon       Collateral
     Face Amount    Payment Date     Maturity         Cost           CUSIP
=============================================================================

 1   $13,000,000      1-Jun-00      15-May-00    $12,699,440.00     912833FL9
 2   $13,000,000      1-Dec-00      15-Nov-00    $12,342,850.00     912833FM7
 3   $13,000,000      1-Jun-01      15-May-01    $11,969,230.00     912833FN5

=============================================================================
     $39,000,000                                 $37,011,520.00